EXHIBIT 10.1
June 7th Amendment to News Release dated May 3, 2005

ActionView Funding Received from Investor Group
Headed by Existing Shareholder

May 3, 2005

Funds Used for Pre-purchase of Sign Manufacturing in China

ActionView International, Inc. and its subsidiary companies are pleased to announce it has raised private placement funds of $230,000 by issuing 2,825,000 units of its restricted common stock at prices ranging from $0.08 to $0.10 per share (the “Private Placement”). Each unit consists of one share of common stock of the Company and a one-half non-transferable share purchase warrant that entitles the shareholder to purchase one-half share of common stock at an exercise price of $0.17 for a period of one year from the date of closing of this private placement.

The proceeds of the private placement are being used primarily to fund the custom-designed proto-types and the pre-purchase of materials for the initial order anticipated from two major contracts under development in China. The balance of proceeds will be used for operating expenses and on-going working capital requirements. There are no finder’s fees or commissions payable by the Company for this private placement.

ActionView is the owner, marketer and franchiser of sophisticated computerized backlit scrolling billboard sign technologies for local and international public venues. Through its multiple poster scrolling sign system and revenue sharing program, ActionView is positioned to make a serious impact on the multi-billion dollar global out-of-home advertising industry.

An investment profile on ActionView may be found at www.actionview.com For further information, please don’t hesitate to contact Investor Relations toll free at 1-866-251-4160

To see the 'President’s Update on ActionView’, please click here
http://www.actionview.ca/company-aroundworld.php

On behalf of the Board of Directors of ActionView International, Inc.

Christopher Stringer,

“Chris Stringer”
President and Director

Forward-Looking Statements

This release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be 'forward looking-statements.' Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward-looking statements in this action may be identified through the use of words such as 'expects', 'will,' 'anticipates,' 'estimates,' 'believes,' or statements indicating certain actions 'may,' 'could,' or 'might' occur.

Media Contact
ActionView International, Inc.
1-866-251-4160